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                                                                   EXHIBIT 4(d)

                                 AMENDMENT NO. 3
                                       TO
                           LOAN AND SECURITY AGREEMENT
                          DATED AS OF SEPTEMBER 7, 1994
                              AMENDED AND RESTATED
                              AS OF AUGUST 20, 1997

                  THIS AMENDMENT NO. 3 dated as of August 11, 1998 (this "Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), BNY FINANCIAL CORPORATION, a New York corporation ("BNY") formerly known as The Bank of New York Commercial Corporation, NATIONSBANK, N.A., a national banking association ("NB") (BABC, BNY and NB and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNY and NB and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").


                              W I T N E S S E T H:

                  WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of September 7, 1994, amended and restated as of August 20, 1997 and amended by that certain Amendment No. 1 dated as of December 30, 1997 and that certain Amendment No. 2 dated as of March 27, 1998 (the "Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Loan Agreement); and

                  WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

                  Section 1. Amendment of the Loan Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:

                  (a) The definition of "Individual Maximum Revolver Amount" in
Section 1.2 is amended to delete the amount "$55,000,000" in clauses (1)(a)(ii),
(2)(a)(ii), and (3)(a)(ii), and to substitute therefor "the Inventory Sublimit Amount".


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                  (b) The definition of "Maximum Revolver Amount" in Section 1.2 is amended to delete the amount "$55,000,000" in clause (a)(ii), and to substitute therefor "the Inventory Sublimit Amount".

                  (c) The definition of "Revolver Facility" in Section 1.2 is amended to delete the amount "$100,000,000" and to substitute therefor "$85,000,000".

                  (d) Section 1.2 is further amended to add the following definition:

                  "Inventory Sublimit Amount" means the amount set forth below for the period indicated:

                           Period                                    Amount
                           ------                                    ------

                  Restructuring Date - August 30, 1998            $55,000,000
                  August 31, 1998 - September 29, 1998            $51,000,000
                  September 30, 1998 - October 30, 1998           $50,000,000
                  October 31, 1998 - November 29, 1998            $49,000,000
                  November 30, 1998 - December 30, 1998           $48,000,000
                  December 31, 1998 and thereafter                $47,000,000

                  (e) Section 2.1 is amended to delete the amount "$100,000,000" in the second line thereof and to substitute therefor "$85,000,000".

                  (f) Article 7 is amended to add the following Section 7.30:

                  7.30 Year 2000 Compliance. On the basis of a comprehensive review and assessment undertaken by the Borrowers of their respective computer applications and inquiry made of their material suppliers, vendors and customers, the Borrowers reasonably believe that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly certain date-sensitive functions involving dates prior to and any date after December 31, 1999) will not result in a material adverse change in any of the operations, business, properties or condition (financial or otherwise) of the Borrowers. The Borrowers have developed adequate contingency plans to ensure uninterrupted and unimpaired business operations in the event of a failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of suppliers, vendors and customers, as well as a general failure of or interruption in their communications and delivery infrastructure.

                  (g) Section 8.13 is amended to add the following clause (i) thereto:

"; and (i) deferred payment notes in a principal amount not to exceed $25,000,000, which amount represents trade payables and other account payable that the Borrowers failed pay on their originally scheduled payment dates or in accordance with trade practices".


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                  (h) Article 8 is amended to add the following Section 8.29:

                  8.29 Pre-Tax Losses. The Borrowers shall not permit their consolidated, cumulative pre-tax losses, determined in each case for the period beginning July 1, 1998, as at the end of each period listed below, to exceed the amount set forth opposite such period:

                  Period                                        Amount
                  ------                                        ------

         July 1, 1998 - July 31, 1998                         $1,500,000
         July 1, 1998 - August 31, 1998                       $1,900,000
         July 1, 1998 - September 30, 1998                    $1,800,000
         July 1, 1998 - October 31, 1998                      $1,800,000
         July 1, 1998 - November 30, 1998                     $1,800,000
         July 1, 1998 - December 31, 1998                     $1,900,000

                  Section 2.  Amendment Fee; Waivers.

         (a) The Borrowers agree, on a joint and several basis, to pay the Agent, for the ratable account of the Lenders, a fee (the "Amendment Fee") in the amount of $100,000, which Amendment Fee shall be fully earned by the Lenders on the date of this Amendment and payable upon the first occurrence of an Event of Default following the effectiveness of this Amendment. The Agent, the Lenders and the Borrowers agree that the Amendment Fee shall be financed by the Lenders as Revolving Loans.

           (b) Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Lenders and the Agent hereby waive the Events of Default arising from the Borrowers' failure pursuant to Sections 8.24 and 8.25 to (i) have a Consolidated Fixed Charge Coverage Ratio, in accordance with Section 8.24 as of June 30, 1998 of not less than 0.55 to 1.00, and (ii) have a Consolidated Adjusted Net Worth, in accordance with Section 8.25, as of June 30, 1998, of not less than $26,000,000. In addition, compliance by the Borrowers with (i) the Consolidated Fixed Charge Coverage Ratio of Section 8.24 solely for the periods January 1, 1998 through September 30, 1998 and January 1, 1998 through December 31, 1998, and (ii) the Consolidated Adjusted Net Worth covenant of Section 8.25 solely for the quarter ending dates September 30, 1998 and December 31, 1998, is hereby waived. Such waivers shall not permit the Borrowers to qualify for any Margin reductions set forth in Section 2 of Amendment No. 2 to the Loan Agreement without complying with the conditions set forth in such Section 2.

               Section 3. Conditions to Amendment. This Amendment shall become effective upon the receipt by the Agent by facsimile transmission of a counterpart of this Amendment executed by each Borrower and each Lender, and execution of this Amendment by the Agent (provided, that each Borrower and each Lenders shall promptly execute six applicable signature pages hereof and deliver such pages to the Agent).

               Section 4. Representations and Warranties. Each Borrower hereby represents and


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warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

                  Section 5. Reference to and Effect on the Loan Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

                  Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

                  Section 8. Legal Fees. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Amendment, including, without limitation, the allocated costs of the Agent's in-house counsel fees.

                  Section 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of August 11, 1998.


                                       LACLEDE STEEL COMPANY


                                       By: /s/ M. H. Lane
                                          --------------------------------
                                            Vice President


                                       LACLEDE CHAIN MANUFACTURING COMPANY


                                       By: /s/ M. H. Lane
                                          --------------------------------
                                          Vice President


                                       LACLEDE MID AMERICA INC.


                                       By: /s/ M. H. Lane
                                          --------------------------------
                                          Vice President


                                       BANKAMERICA BUSINESS CREDIT, INC., as
                                       the Agent


                                       By: /s/ Michael Jasaitis
                                          --------------------------------
                                          Vice President



                                       BANKAMERICA BUSINESS CREDIT, INC., as a
                                       Lender


                                       By: /s/ Michael Jasaitis
                                          --------------------------------
                                          Vice President


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                                       BNY FINANCIAL CORPORATION, as a Lender


                                       By: /s/ Anthony Viola
                                          --------------------------------
                                          Vice President



                                       NATIONSBANK, N.A., as a Lender


                                       By: /s/ Scott Taylor
                                          --------------------------------
                                          Vice President















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